CONFIRMATION

Date:                    Amended as of November 24, 2010. This Confirmation supersedes and replaces all prior communication between the parties hereto with respect to the Transaction referenced below.

To:	PnceSmart, Inc
Attn:	Mr. Atul Patel
Email:	Senior Vice President, Treasurer
Phone:	858404-8831
Fax:	858-404-8838

Address:                    9740 Scranton Road, San Diego, CA 92121

From:                     Citibank, N.A., New York ("Citibank")
Confirmations Unit Fax:      646-291-3965 Email: ec|uitvandotherderivativesconfirms@citigroup.com

Transaction Reference No.:        E10-96926-D

We hereby confirm the terms of the following Deposit under the Account Agreement dated November 1, 2010 (the "Agreement") between PriceSmart, inc (the "Depositor") and Citibank N.A., New York (the "Bank").

We refer to the Agreement. Capitalized terms used in this Confirmation and not defined herein are as defined in the Agreement and, unless expressly modified herein, all provisions contained in the Agreement shall govern this Confirmation. The Agreement, together with this Confirmation, shall constitute a single agreement between the parties. In the event of any inconsistency between the terms and definitions of this Confirmation and the Agreement, the terms and definitions of this Confirmation shall prevail.

Reference is made to the US.S 16,000,000.00 Credit Agreement dated as of November 1,2010 between PriceSmart, Colombia, S AS as Boirower and Citil5arik,NA as Lender (the''Credit Agreement"). Capitalized terms used but not defined herein shall have the meaning given such terms under the Credit Agreement

WHEREAS, the Depositor understands and agrees to the terms set forth herein, the Information Statement and in the Agreement:

This Confirmation certifies that the Depositor agreed to place a Deposit with Citibank subject to the following terms and conditions:

Transaction Date:                                           November 2, 2010
Deposit Date:                                                  November 3, 2010
Maturity Date:                                                November 3, 2015, or if such date is not a Business Day,
the next succeeding Business Day.

Deposit Amount:                                                  USD 8,000,000

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Interest Rate:

Spread:

LIBOR:

Base Rate:

LIBOR plus the Spread; provided however if pursuant to Section 2.05 of the Credit Agreement the Lender determines that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lender of making, funding or maintaining its Advances for such Interest Period, Citibank shall forthwith so notify the Depositor. During the 15 days next succeeding the giving of such notice, Citibank and the Depositor shall negotiate in good faith in order to arrive at a mutually satisfactory Interest Rate which shall be applicable during such Calculation Period. If within such 15-day period, Citibank and the Depositor agree in writing upon an alternative Interest Rate, such rate shall be effective from the commencement of such Calculation Period. If Citibank and the Depositor fail to agree upon such an alternative interest rate within such 15-day period, the interest rate during such Calculation Period shall be at the Base Rate.

1.6%

For each Calculation Period, an interest rate per annum determined by Citibank at approximately 11:00 A.M. (London time) on the date that is two Business Days before the start of the Calculation Period by reference to the British Bankers' Association Interest Settlement Rate for Eurodollar deposits (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by Citibank which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Calculation Period.

On any day, a simple rate per annum equal to the sum of the the prime rate reported in The Wall Street Journal (or the average prime rate if a high and a low prime rate are therein reported), and the Base Rate shall change without notice with each change in such prime rate as of the date such change is reported for that day. Without notice to Depositor or anyone else, the Base Rate shall automatically fluctuate upward and downward as and in the amount by which the prime rate fluctuates.

Interest Amount: Interest Payment Dates: Calculation Period:

Day Count Fraction: Maturity Amount: Calculation Agent:

The Deposit Amount multiplied by the Interest Rate multiplied by the Day Count Fraction.

Each May 3rd and November 3rd, beginning on May 3, 2011 and ending on the Final Payment Date.

Each period from, and including on Interest Payment Date to, but excluding the next Interest Payment Date, provided that (a) the initial Calculation Period shall begin on the Deposit Date and (b) the final Calculation Period shall end on the Maturity Date.

The actual number of days in the Calculation Period divided by 360. Deposit Amount Citibank N.A., New York

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Deal No: 9198667, Deal Alias: E10-96926-D, ID: 7458212

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Business Days:                                                  New York

Governing Law:                                                  New York

II.     Early Termination.

The Depositor may request prepayment of this Deposit, in amounts not less than USD $1,000,000, by providing Citibank with seven (7) business days written notice; provided however that any such prepayment shall be subject to any pledge or other agreement in place in between the Depositor and Citibank. Upon the Depositor's request for an early withdrawal, the Maturity Amount shall be reduced by the amount withdrawn as of the date such amounts are paid to the Depositor.

III.      Miscellaneous.

The Depositor certifies that the representations and warranties made in the Agreement were true and correct on and as of Transaction Date of this Deposit as if such representations and warranties were made as of such date. EN PARTICULAR, THE DEPOSITOR UNDERSTANDS THAT OBLIGATIONS OF THE BANK TO THE DEPOSITOR WITH RESPECT TO THIS DEPOSIT WILL BE ENTITLED TO THE BENEFIT OF DEPOSIT INSURANCE BUT THAT SUCH AMOUNT MAY BE LESS THAT THE DEPOSIT AMOUNT AND THAT SUCH OBLIGATIONS WILL NOT BE GUARANTEED BY ANY AFFILIATE OF THE BANK, ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON OR ENTITY.

OTHER THAN WITH RESPECT TO LIENS GRANTED IN ACCORDANCE WITH THE PLEDGE AGREEMENT, THIS DEPOSIT IS NON-TRANSFERABLE AND NON-NEGOTIABLE AND NEITHER IT NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, SOLD, PLEDGED OR OTHERWISE REHYPOTHECATED WITHOUT CITIBANK'S PRIOR WRITTEN CONSENT, AND ANY SUCH TRANSFER, SALE, PLEDGE OR REHYPOTHECATION ATTEMPTED TO BE MADE WITHOUT SUCH PRIOR CONSENT SHALL BE VOID AND OF NO FORCE OR EFFECT.

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PAYMENT INSTRUCTION:

Citibank London

Swift: CITIGB2L
A/C of: Citibank NA, NY
Swift: CITIUS33
Account No: 944831
ATTN.: Deborah Montperous
Phone Number: 212-615-8338

All payments to be paid by Citibank to the Depositor under the Agreement will be paid to the Depositor's account as follows:

PAYMENT INSTRUCTION:

rN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date and year first above written.

Kindly acknowledge receipt of this confirmation by signing and returning the attached copy of this confirmation within 24 hours to the attention of our Control Department, fax # (646) 291-3965. Hard copies should be returned to Citibank, N.A., 388 Greenwich St, 1 lth Floor, New York, NY 10013, Attention: Confirmation Unit.

Yours sincerely,

CITIBANK, N.A., New York

Santos, David
Vice President

Confirmed on the date first above written:

Pricesmart Incorporated

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Deal No: 9198667, Deal Alias: E10-96926-D, ID: 7458212

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Exhibit B

Risk Disclosure for Citibank, N.A. ("Citibank") Time Deposit ("Deposit")

The following discussion of risks attendant to the Deposit is subject to the terms of the DEPOSIT itself and should be read in conjunction with the Deposit. Capitalized terms used and not otherwise defined herein have the meanings given them in the Deposit Account Agreement.

Citibank has entered into the Deposit with you on the understanding that (1) you have sufficient knowledge, experience and professional advice to make your own evaluation of the merits and risks of an investment of this type and (2) you are not relying on Citibank or any affiliate of Citibank for any information, advice or recommendations of any sort except for the accuracy of the specific factual information about the terms of the Deposit. Due to the proprietary nature of this investment, please consider it to be confidential.

This Deposit may leverage exposures to interest rates, indices or the prices of certain securities and, as a result, any changes in the value of the underlying securities, prices, indices or interest rates may cause proportionally greater (positive and negative) movements in the value of the Deposit, pose convexity or gamma risk, volatility risk, time decay (theta) risk, basis risk, correlation risk, amortization risk and/or prepayment risk, any or all of which may affect the payments received or made by you and could result in loss to you.

THE DEPOSIT WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT EXCEPT PURSUANT TO AN EXEMPTION UNDER THE ACT AND IN ACCORDANCE WITH THE CONDITIONS SET FORTH IN THE DEPOSIT.

OTHER THAN WITH RESPECT TO LIENS GRANTED IN ACCORDANCE WITH THE PLEDGE AGREEMENT, THE DEPOSIT IS NON-TRANSFERABLE AND NON-NEGOTIABLE AND NEITHER IT NOR ANY INTEREST THEREIN MAY BE TRANSFERRED, SOLD, PLEDGED OR OTHERWISE REHYPOTHECATED WITHOUT CITIBANK'S PRIOR WRITTEN CONSENT, AND ANY SUCH TRANSFER, SALE, PLEDGE OR REHYPOTHECATION ATTEMPTED TO BE MADE WITHOUT SUCH PRIOR CONSENT SHALL BE VOID AND OF NO FORCE OR EFFECT.

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